UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2006
Giga-tronics, Incorporated
(Exact name of registrant as specified in its charter)

California	0-12719	94-2656341

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA	94583

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (925) 328-4650
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 99.1

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) On October 9, 2006, Giga-tronics Incorporated (the “Corporation”) announced that Mark H. Cosmez II, Chief Financial Officer, advised the Corporation of his intention to resign his position in order to pursue another opportunity with a private company. His resignation will take effect following the announcement of the results of operations for the current quarter and the filing of the Corporation’s Quarterly Report on Form 10-QSB with respect to the quarter. These events are expected to occur shortly after October 31, 2006. The Corporation is commencing a search for a replacement for Mr. Cosmez.
On an interim basis, Frank Romejko, Controller, will assume the role of Principal Accounting Officer until a replacement can be found. Mr. Romejko, age 58, has been Controller of the Corporation since 1999. He has no family relationship with any director or officer of the Corporation and he has not been a party to any material transactions involving the Corporation in the last two years.
There are no arrangements or understandings between the Corporation and Mr. Romejko or any other persons pursuant to which he was appointed to this temporary position.
9.01. Financial Statements and Exhibits
(c) Exhibits:
An exhibit index has been attached to this report and is incorporated herein by reference.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2006	GIGA-TRONICS INCORPORATED
	By:	/s/ Mark H. Cosmez II
Mark H. Cosmez II
VP Finance, Chief Financial Officer and Secretary

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Exhibit Index

Exhibit
Number	Description

99.1	Press release dated October 12, 2006, announcing the resignation of Mark H. Cosmez II

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